EXHIBIT 5.1



                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

                                February 1, 2002



Vicar Operating, Inc.
12401 West Olympic Boulevard
Los Angeles, California 90064-1022

         RE:      VICAR OPERATING, INC.
                  REGISTRATION STATEMENT S-4

Ladies and Gentlemen:

        We have acted as counsel to Vicar Operating, Inc., a Delaware corporation, (the "COMPANY"), in connection with the registration, pursuant to a registration statement on Form S-4, as amended (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "ACT"), of the proposed offer by the Company to exchange (the "EXCHANGE OFFER") up to $170,000,000 aggregate principal amount of new 9.875% senior subordinated notes of the Company due 2009 (the "EXCHANGE NOTES") which are registered under the Securities Act of 1933 and are freely transferable, for any and all outstanding 9.875% senior subordinated notes of the Company due 2009 (the "ORIGINAL NOTES" and, collectively with the Exchange Notes, the "NOTES"). The Original Notes were originally issued in a private offering on November 27, 2001 and have certain transfer restrictions.

        The Original Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture (the "INDENTURE") dated as of November 27, 2001 among VCA Antech, Inc., a Delaware corporation and the parent corporation of the Company ("VCA"), the Company and certain of the Company's subsidiaries listed on
SCHEDULE I attached hereto (the "SUBSIDIARY GUARANTORS") on the one hand, and The Chase Manhattan Bank, as Trustee, on the other hand, which provides for guarantees (the "GUARANTEES") of the Notes by VCA, the Company and the Subsidiary Guarantors.

        We have examined originals or certified copies of such corporate records of VCA, the Company and the Subsidiary Guarantors and other certificates and documents of officials of


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VCA, the Company and the Subsidiary Guarantors, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

        Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that
(a) when the Registration Statement has become effective under the Act, (b) when the Original Notes have been exchanged in the manner described in the prospectus forming a part of the Registration Statement, (c) when the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture, against receipt of the Original Notes surrendered in exchange therefor, (d) when the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (e) when applicable provisions of "blue sky" laws have been complied with,

        1. the Exchange Notes proposed to be issued pursuant to the Exchange Offer (a) will have been duly authorized by all necessary corporate action on the part of the Company, and (b) when duly executed, authenticated and delivered by or on behalf of the Company, will be valid and binding obligations of the Company and will be entitled to the benefits of the Indenture; and

        2. the Guarantees (a) will have been duly authorized by all necessary partnership or company action, as applicable, on the part of VCA, the Company and the Subsidiary Guarantors, and (b) will be valid and binding obligations of VCA, the Company and the Subsidiary Guarantors.

        Further, the opinions and other matters in this letter are qualified in their entirety and subject to the following:

        A. We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("LAWS") of the Laws of the State of New York and the General Corporation Law and Revised Uniform Limited Partnership Act of the state of Delaware.

        B. This law firm is a registered limited liability partnership organized under the laws of the State of Texas.

        C. With respect to our opinion set forth in paragraph 2 above, we advise you that it could be contended that the Guarantees executed by the Subsidiary Guarantors with respect to the obligations of the Company have not been given for a fair or reasonably equivalent consideration, that the Subsidiary Guarantors are, or by executing such Guarantees may become, insolvent, and that the Guarantees may be voidable by creditors of the Subsidiary Guarantors or by a trustee or receiver of a Subsidiary Guarantor in bankruptcy or similar proceedings pursuant to


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            applicable bankruptcy, fraudulent conveyance, or similar laws.
            Because of these possible contentions, our opinion set forth in paragraph 2 above is further limited by and subject to the effect of such laws.

        D. All matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally; (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing; (iv) the power of the courts to award damages in lieu of equitable remedies; (v) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution; and (vi) limitations on the waiver of rights under usury laws.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement to the use of our name in the prospectus forming a part of the Registration Statement under the caption "LEGAL MATTERS." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

                                  Very truly yours,


                                  /S/  AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                                  ----------------------------------------------
                                  AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.



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



                                   SCHEDULE I

                 SUBSIDIARY GUARANTORS OF VICAR OPERATING, INC.

                            (AS OF NOVEMBER 26, 2001)

                                                                           JURISDICTION OF        DATE OF
                                                                            ORGANIZATION/      ORGANIZATION/
NAME OF SUBSIDIARY                              TYPE OF ORGANIZATION          FORMATION          FORMATION
------------------------------------------      ------------------------   ---------------     --------------
1.   AAH Merger Corporation                     Corporation                  Delaware           12-29-98

2.   Academy Animal, Inc.                       Corporation                  Maryland           07-01-69

3.   Anderson Animal Hospital, Inc.             Corporation                  Colorado           IRS Employer
                                                                                                Identification
                                                                                                number is:
                                                                                                84-0589597

4.   Animal Center, Inc.                        Corporation                  California         06-27-86

5.   Animal Clinic of Santa Cruz, Inc.          Corporation                  California         08-25-77

6.   Berwyn Veterinarian Hospital, Inc.         Corporation                  Illinois           10-14-70

7.   Clarmar Animal Hospital, Inc.              Corporation                  California         07-01-80

8.   Cacoosing Animal Hospital, Ltd.            Professional Corporation     Pennsylvania       01-12-73

9.   Detwiler Veterinary Clinic, Inc.           Professional Corporation     Pennsylvania       08-30-82

10.  Diagnostic Veterinary Service, Inc.        Corporation                  California         03-05-84

11.  Eagle Park Animal Clinic, Inc.             Corporation                  Indiana            11-19-90

12.  Eagle River Veterinary Hospital, Inc.      Corporation                  Alaska             12-19-80

13.  Edgebrook, Inc.                            Corporation                  New Jersey         07-01-69

14.  Florida Veterinary Laboratories, Inc.      Corporation                  Florida            03-29-79

15.  Fox Chapel Animal Hospital, Inc.           Professional Corporation     Pennsylvania       09-30-71

16.  Freehold Veterinary Hospital, P.A.         Corporation                  New Jersey         01-24-74

17.  Glen Animal Hospital, Inc.                 Corporation                  New York           07-21-71

18.  Golden Merger Corporation                  Corporation                  Delaware           03-15-96

19.  H.B. Animal Clinics, Inc.                  Corporation                  California         09-21-71

20.  Highlands Animal Hospital, Inc.            Corporation                  Virginia           04-07-95


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21.  Kirkwood Animal Hospital-Lea M.E. Tammi,   Professional Association     Delaware           03-28-80
       V.M.D., P.A.

22.  Kirkwood Animal Hospital Boarding and      Corporation                  Delaware           04-26-93
       Grooming, Inc.

23.  Lake Jackson Veterinary Clinic, Inc.       Corporation                  Texas              09-01-76

24.  Lakewood Animal Hospital, Inc.             Corporation                  California         11-19-86

25.  Lammers Veterinary Hospital, Inc.          Corporation                  California         06-24-74

26.  Lewelling Veterinary Clinic, Inc.          Corporation                  California         12-17-74

27.  Main Street Small Animal Hospital, Inc.    Corporation                  California         07-24-67

28.  M.S. Animal Hospitals, Inc.                Corporation                  California         11-01-67

29.  Miller Animal Hospital                     Corporation                  California         01-27-71

30.  Newark Animal Hospital, Inc.               Corporation                  Delaware           07-31-72

31.  North Rockville Veterinary Hospital, Inc.  Corporation                  Maryland           10-08-76

32.  Northern Animal Hospital, Inc.             Corporation                  Arizona            05-31-73

33.  Northside Animal Hospital, P.C.            Professional Corporation     Connecticut        01-06-75

34.  Noyes Animal Hospital, Inc.                Corporation                  Illinois           06-27-68

35.  Old Town Veterinary Hospital, Inc.         Corporation                  Virginia           03-23-82

36.  Pets' Rx Nevada, Inc.                      Corporation                  Nevada             08-10-93

37.  Pets' Rx, Inc.                             Corporation                  Delaware           05-28-91

38.  PPI of Pennsylvania, Inc.                  Corporation                  Delaware           09-20-95

39.  Princeton Animal Hospital, Inc.            Corporation                  California         11-02-71

40.  Professional Veterinary Services, Inc.     Corporation                  Indiana            12-04-86

41.  Riviera Animal Hospital, Inc.              Corporation                  Florida            03-29-79

42.  Silver Spur Animal Hospital, Inc.          Corporation                  California         03-26-93

43.  South County Veterinary Clinic, Inc.       Corporation                  California         08-30-71


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44.  Southeast Area Veterinary Medical          Professional Corporation     Colorado           10-30-75
       Center, P.C.

45.  Spanish River Animal Hospital, Inc.        Corporation                  Florida            07-07-81

46.  Tampa Animal Medical Center, Inc.          Corporation                  Florida            04-01-78

47.  The Pet Practice (Florida), Inc.           Corporation                  Delaware           10-03-94

48.  The Pet Practice (Illinois), Inc.          Corporation                  Delaware           10-06-94

49.  The Pet Practice (Massachusetts), Inc.     Corporation                  Massachusetts      09-28-95

50.  The Pet Practice of Michigan, Inc.         Corporation                  Delaware           02-27-89

51.  VCA - Asher, Inc.                          Corporation                  California         11-15-91

52.  VCA Albany Animal Hospital, Inc.           Corporation                  California         06-15-92

53.  VCA Kaneohe Animal Hospital                Corporation                  California         08-30-95

54.  VCA - Rossmoor, Inc.                       Corporation                  California         01-03-92

55.  VCA Alabama, Inc.                          Corporation                  Alabama            07-01-85

56.  VCA Albuquerque, Inc.                      Corporation                  California         06-15-92

57.  VCA All Pets Animal Complex, Inc.          Corporation                  California         06-08-95

58.  VCA Alpine Animal Hospital, Inc.           Corporation                  California         04-03-95

59.  VCA Anderson of California Animal          Corporation                  California         06-10-94
       Hospital, Inc.

60.  VCA Animal Hospitals, Inc.                 Corporation                  California         03-29-96

61.  VCA APAC Animal Hospital, Inc.             Corporation                  California         06-29-95

62.  VCA Cacoosing Animal Hospital, Inc.        Corporation                  California         10-01-93

63.  VCA Castle Shannon Veterinary Hospital,    Corporation                  California         06-23-95
       Inc.

64.  VCA Centers-Texas, Inc.                    Corporation                  Texas              10-24-96

65.  VCA Cenvet, Inc.                           Corporation                  California         06-22-94

66.  VCA Clarmar Animal Hospital, Inc.          Corporation                  California         11-08-95


                                     Page 6

67.  VCA Clinical Veterinary Labs, Inc.         Corporation                  California         06-18-87

68.  VCA Clinipath Labs, Inc.                   Corporation                  California         05-23-95

69.  VCA Closter, Inc.                          Corporation                  New Jersey         07-12-72

70.  VCA Detwiler Animal Hospital, Inc.         Corporation                  California         12-09-93

71.  VCA Dover Animal Hospital, Inc.            Corporation                  Delaware           05-17-74

72.  VCA Eagle River Animal Hospital, Inc.      Corporation                  California         05-24-95

73.  VCA East Anchorage Animal Hospital, Inc.   Corporation                  California         09-01-95

74.  VCA Greater Savannah Animal Hospital,      Corporation                  California         08-29-95
       Inc.

75.  VCA Howell Branch Animal Hospital, Inc.    Corporation                  California         10-01-93

76.  VCA Lamb and Stewart Animal Hospital,      Corporation                  California         07-25-96
       Inc.

77.  VCA Lammers Animal Hospital, Inc.          Corporation                  California         11-03-95

78.  VCA Lewis Animal Hospital, Inc.            Corporation                  California         12-22-94

79.  VCA Marina Animal Hospital, Inc.           Corporation                  California         05-24-95

80.  VCA Miller-Robertson #152                  Corporation                  California         05-24-95

81.  VCA Mission, Inc.                          Corporation                  California         03-06-92

82.  VCA Northboro Animal Hospital, Inc.        Corporation                  California         01-19-96

83.  VCA Northwest Veterinary Diagnostics,      Corporation                  California         07-14-95
       Inc.

84.  VCA of Colorado-Anderson, Inc.             Corporation                  California         05-04-90

85.  VCA of New York, Inc.                      Corporation                  Delaware           08-08-97

86.  VCA of San Jose, Inc.                      Corporation                  California         12-30-88

87.  VCA of Teresita, Inc.                      Corporation                  California         11-06-91

88.  VCA Professional Animal Laboratory, Inc.   Corporation                  California         01-24-94


                                     Page 7
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89.  VCA Real Property Acquisition Corporation  Corporation                  California         12-30-88

90.  VCA Referral Associates Animal Hospital,   Corporation                  California         09-28-95
       Inc.

91.  VCA Rohrig Animal Hospital, Inc.           Corporation                  California         01-22-97

92.  VCA Silver Spur Animal Hospital, Inc.      Corporation                  California         01-26-95

93.  VCA South Shore Animal Hospital, Inc.      Corporation                  California         04-03-95

94.  VCA St. Petersberg Animal Hospital, Inc.   Corporation                  California         11-08-95

95.  VCA Texas Management, Inc.                 Corporation                  California         10-29-96

96.  VCA Wyoming Animal Hospital, Inc.          Corporation                  California         11-12-92

97.  Veterinary Centers of America-Texas, L.P.  Limited Partnership          Texas              10-29-96

98.  Veterinary Hospitals, Inc.                 Corporation                  California         04-18-75

99.  W.E. Zuschlag, D.V.M., Worth Animal        Corporation                  Illinois           12-09-69
       Hospital, Chartered

100. West Los Angeles Veterinary Medical        Corporation                  California         09-17-74
       Group, Inc.

101. William C. Fouts, Ltd.                     Corporation                  Nevada             06-30-81

102. Wingate, Inc.                              Corporation                  Colorado           08-03-82
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